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                                                                    Exhibit 5(h)

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                                         THE UNITED STATES LIFE INSURANCE COMPANY
Complete and Return to:                      IN THE CITY OF NEW YORK ("USL")
 Administrative Center                     Administrative Center: Houston, TX                     G E N E R A T I O N S(TM)
    P.O. Box 1401                                                                                 =========================
Houston, TX 77251-1401                                                                                 Variable Annuity
   (800) 346-4944
 Fax:  (713) 831-3701
   Hearing Impaired:
    (888) 436-5257
                                       - DOLLAR COST AVERAGING ENROLLMENT FORM -
____________________________________________________________________________________________________________________________________
TO INITIATE DOLLAR COST AVERAGING (AUTOMATIC TRANSFER PLAN):
      For new certificates:
        .  Select your initial investment allocations in Section 6 of the Generations(TM) Variable Annuity Application (USL
           8771-33), allocating the desired percentage to the 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA) Period.
           (The minimum allocation to the 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA) Period is $5,000.)
        .  In lieu of Section 8 of the Application, complete this form to begin dollar cost averaging from the 6-Month
           Guarantee (DCA) or 1-Year Guarantee (DCA) Period.
        .  Submit this form with your Application.
      For existing certificates--certificate # VA_____________________:
        .  Complete this form and submit it with additional payment.
        .  The entire additional payment will be applied toward the 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA)
           Period, as specified below.
        .  Additional payments may not be invested into the special 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA)
           Period while an existing dollar cost averaging plan is active.
____________________________________________________________________________________________________________________________________

SECTION I:           Investment Allocations
Please allocate entire amount from EITHER the  [ ]  6-Month Guarantee (DCA) or  [ ] 1-Year Guarantee (DCA) Period in equal monthly amounts over a period of 6 months or 12 months to the following Division(s) as indicated.  (Use only whole percentages. Total allocation must equal 100%.)
        .  Balances in the 1-Year Guarantee (DCA) Period that are subject to dollar cost averaging, pursuant to this form, will earn interest at the rate of _____%, which represents an increase of ______%  over the 1-Year Guaranteed Interest Rate currently offered, OR
        .  Balances in the 6-Month Guarantee (DCA) Period that are subject to dollar cost averaging, pursuant to this form, will earn interest at the rate of _____%.

Asian Equity (95)               ____ %         Global Equity (85)          ____ %        Morgan Stanley
Domestic Income (80)            ____ %         Government (86)             ____ %           Real Estate Securities (93)  ____ %
Emerging Growth (81)            ____ %         Growth and Income (88)      ____ %        Strategic Stock (96)            ____ %
Emerging Markets Equity (82)    ____ %         High Yield (89)             ____ %        Value (94)                      ____ %
Enterprise (83)                 ____ %         International Magnum (90)   ____ %        Other __________________        ____ %
Equity Growth (87)              ____ %         Mid Cap Value (91)          ____ %
Fixed Income (84)               ____ %         Money Market (92)           ____ %

NOTE: All money allocated to the 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA) Period will be transferred in equal monthly amounts over a 6-month or 12-month period, beginning 30 days after the request date. The final amount transferred from the 6-Month
Guarantee (DCA) or 1-Year Guarantee (DCA) Period will include all of the remaining balance.
____________________________________________________________________________________________________________________________________

SECTION II:          Signatures
Your signature below indicates you have received a GENERATIONS(TM) prospectus and authorizes your request to begin dollar cost averaging ("DCA"). All transactions will be confirmed. Please review the information in these statements carefully. All errors or corrections must be reported to The United States Life Insurance Company In the City of New York ("USL") immediately to assure proper crediting. USL will assume all transactions are accurate unless notified within 30 days.

You may elect to terminate your DCA by writing USL, and termination will become effective prior to the next transfer following this notification. Upon termination, you will no longer receive the increased interest rate. If USL receives another transfer or liquidation request on the date of a DCA transfer, USL may delay processing the transfer. In addition, USL reserves the right to discontinue, modify, or amend its DCA offer at any time. Any changes made to the DCA offer will not affect Certificate Owners currently participating in DCA.

_________________________________________________________________        ____________________________________________________
                  SIGNATURE OF PARTICIPANT                                      SOCIAL SECURITY NUMBER OF PARTICIPANT

_________________________________________________________________        ____________________________________________________
                   PRINT PARTICIPANT NAME                                    SIGNATURE OF JOINT PARTICIPANT (IF APPLICABLE)

_________________________________________________________________        ____________________________________________________
PHONE                                                        DATE                       PRINT LICENSED AGENT NAME

____________________________________________________________________________________________________________________________________

USL 8966-1 REV 0499                                                                                                      VAGFRMDCAN
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